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                                                                  Exhibit - 4(f)


                                     FILED
                             IN THE OFFICER OF THE
                           SECRETARY OF STATE OF THE
                                STATE OF NEVADA
                                  SEP 03 1998
                                  NO. C7974-85
                                /S/ DEAN HELLER
                               SECRETARY OF STATE


                          CERTIFICATION OF DESIGNATION

                            SERIES G PREFERRED STOCK

                Rx MEDICAL SERVICES CORP., A NEVADA CORPORATION

     Pursuant to NRS 78.195, the undersigned, Randolph H. Speer, President, and Michael L. Goldberg, Chairman and Acting Secretary, of Rx Medical Services Corp., a Nevada corporation (the "Corporation"), do hereby certify:

     Pursuant to authority conferred of the Board of Directors by the Articles of Incorporation of this Corporation filed on December 3, 1985, as amended by Articles of Amendment to said articles filed with the Nevada Secretary of State's office on May 29, 1990 and pursuant to the provisions of NRS 78.195, the Board of Directors of the Corporation, at a meeting duly noticed and called and held on July 14, 1998, adopted a resolution providing for the voting powers, designations, preferences, limitations, restrictions and relative rights of the Series G Preferred Stock, par value $.001 per share, as follows:

     That the Corporation hereby authorizes the creation of a new series of its Preferred Stock, par value $.001 per share, designated Series G with the following rights, preferences and designations:

     (1) Each share of Series G Preferred Stock shall have voting rights with one vote per share equivalent in all respects to the Corporation's Common Stock, par value $.002 per share;

     (2) Each share of Series G Preferred Stock shall be convertible into shares of the Corporation's Common Stock, upon election of the holder duly provided to
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     the Corporation, based on a conversion rate determined by dividing the number of shares of Series G Preferred Stock to be converted by the then market value of the Corporation's Common Stock; and

     (3) Each holder shall be limited in converting the Series G Preferred Stock to Common Stock per calendar year, to a maximum of twenty-five percent (25%) of the original amount of such holder's issued and outstanding shares of Series G. Preferred Stock, and any share of Series G Preferred Stock not converted by July 1, 2002 shall automatically convert to shares of Common Stock as of that date.


     IN WITNESS WHEREOF, Rx Medical Services Corp., a Nevada corporation, has caused this certificate to be signed by Randolph H. Speer, its President, and Michael L. Goldberg, its Chairman and Acting Secretary on August 1, 1998.


                                  Rx Medical Services Corp.,
                                  a Nevada corporation


                                  /s/ RANDOLPH H. SPEER
                                  -----------------------------------------
                                  Randolph H. Speer, President


                                  /s/ MICHAEL L. GOLDBERG
                                  -----------------------------------------
                                  Michael L. Goldberg, Chairman and Acting
                                  Secretary

State of Florida

County of Broward


     The foregoing instrument was acknowledged before me this 1st day of August, 1998, by Randolph H. Speer, President of Rx Medical Services Corp., a Nevada corporation, and Michael L. Goldberg, Chairman and Acting Secretary of Rx Medical Services Corp., a Nevada corporation, both of which are personally known to me and who did not take an oath.


                                  /s/ JOSEPH C. WASCH
                                  -----------------------------------------
                                  Notary Public
                                  Printed Name: Joseph C. Wasch
                                  My Commission CC486047
                                  Expires: Aug. 06, 1999